Exhibit 10.1

OPTION TO PURCHASE REAL ESTATE

THIS OPTION TO PURCHASE REAL ESTATE is made and entered into this 31 day of March, 2003, by and between WUETHRICH PORK N’ GRAIN, INC., an Indiana corporation, of 5547 East 200 South, Rensselaer, Indiana (hereinafter referred to as “Seller”) and IROQUOIS BIO-ENERGY COMPANY, LLC of 6317 East 181st Avenue, Hebron, Indiana  (hereinafter referred to as “Buyer”);

WITNESSETH:

Seller hereby agrees to grant an option to purchase to Buyer, and Buyer hereby agrees and has a right to purchase from Seller, the following described Real Estate (including any improvement or improvements now or hereafter located on said Real Estate) in Jasper County, Indiana, (such Real Estate, including improvements, being hereinafter called the “Real Estate”):

A parcel of land in the South One-half (S 1/2) of Section 25, Township 29 North, Range 6 West of the Second Principal Meridian, in Marion Township, Jasper County, Indiana, being more particularly described as follows:

Commencing at the Northwest corner of said S 1/2; thence North 89º-05-35 East (assumed bearing) along the North line of said S 1/2, a distance of 160.00 feet to the Northeast corner of the Jasper County Farm Bureau Cooperative Association, Inc. Tract, as described in Deed Record 242, page 118 in the Office of the Recorder of Jasper County, Indiana, hereinafter referred to as Tract One (1), said corner also being the Point of Beginning of the parcel described herein;

thence continuing North 89º-05’-35” East along said North line, a distance of 2030.00 feet;

thence South 00º-43’-31” East parallel with the East line of said Tract One, a distance of 2039.50 feet to the Northeasterly right-of-way line of the Chicago, Indianapolis, Louisville Railroad (now known as, “CSX Railroad”);

thence North 63º-59’-42” West along said Northeasterly right-of-way line, a distance of 393.22 feet to the Southeast corner of a second Jasper County Farm Bureau Co-operative Association, Inc. Tract, as described in Deed Record 189, page 195 in said Office of the County Recorder, hereinafter referred to as Tract Two (2);

thence North 26º-00’-18” East along the Southeasterly line of said Tract Two, a distance of 50.00 feet to the Northeast corner of said Tract Two;

thence North 63º-59’-42” West along the Northeasterly line of said Tract Two, a distance of 1904.84 feet to the intersection with said East line of Tract One;

thence North 00º-43’-31” West along said East line of Tract One, a distance of 954.76 feet to the Point of Beginning.  Contain 68.90 acres, more or less.

subject to easements, right of ways, highways and drain tile easements upon the following covenants, terms and conditions.

1.                                       OPTION TO PURCHASE.

By this agreement hereto, Seller hereby grants to Buyer an option to purchase the above referenced real estate by sending written notification to Seller at Seller’s address referenced above, and by placing a $5,000.00 down payment into the trust fund of Attorney Ned J. Tonner, 203 North Cullen Street, Rensselaer, Indiana 47978.  Said option to purchase shall remain open up through and including September 30, 2003, at which time same will expire, unless extended by mutual agreement of the parties.  Additionally, in the event Buyer fails to close on said property, after notifying Seller of its election to purchase and after the demised premises has been properly re-zoned, Buyer hereby forfeits one-half (1/2) of the down payment, or $2,500.00 to Seller.

2.                                       PURCHASE PRICE AND MANNER OF PAYMENT.

The total purchase price for the Real Estate shall be the sum of  Four Hundred Thirteen Thousand Four Hundred and 00/100 Dollars ($413,400.00) .

3.                                       TAXES, ASSESSMENTS AND INSURANCE.

Taxes.  The Seller shall pay the 2002 taxes due and payable in 2003, and the 2003 taxes due and payment in 2004 shall be prorated to the date of closing.  The Buyer agrees to assume and pay  their portion of the taxes on the Real Estate after the closing for the year 2003, and all installments to taxes due and payable thereafter.

Assessments.  Buyer agrees to pay all assessments for municipal or other public improvements completed after the date of closing.

Insurance.  Seller has agreed to maintain liability insurance to the date of closing.  Buyer shall have sole responsibility of all liability insurance coverage after the date of closing.

3.                                       CLOSING DATE.

Seller and Buyer shall appear at a mutually convenient closing date as agreed upon by the parties.  Seller and Buyer agree to equally share the costs of closing.  Buyer shall be responsible for the cost of title insurance.  Seller shall be responsible for the preparation of a Warranty Deed.  Buyer shall be responsible for any survey or any other inspection.  Buyer shall also be responsible for the recording fees of the deed and any other closing documents.

4.                                       POSSESSION.

Seller shall deliver to Buyer full and complete possession of the Real Estate on the date of closing.

5.                                       EVIDENCE OF TITLE.

Seller agrees to provide a commitment for title insurance which commitment shall disclose clear and marketable title.  Said commitment for title insurance shall be provided to Buyer prior to closing.  Should the commitment for title insurance disclose a defect in title, other than liens for taxes not yet payable, Seller shall have five (5) days to cure any such defects and the closing shall be postponed until any such defect is cured.

The Seller covenants and agrees with the Buyer that upon the payment of the money at the closing herein, and upon the prompt and full performance by the Buyer of all covenants and agreements herein made, that the Seller will convey or cause to be conveyed to the Buyer, by Warranty Deed, the above described Real Estate subject to all taxes and special assessments and to all the other conditions herein provided.

6.                                       ADDITIONAL COVENANTS.

A.                                   Seller warrants and agrees that it has disclosed any and all known defects known to them.  The Seller has not made any representation to the Buyer regarding past or present uses of the Real Estate.  Buyer has made any and all investigations and/or inspections as he deems necessary to assume full responsibility for any environmental and septic or other liability related to the usage of the Real Estate. Buyer further agrees that they have purchased the Real Estate herein and any improvements located on the Real Estate “as is.”  For its part, Seller warrants and agrees that it has disclosed any and all defects pertaining to the Real Estate known to them, and, in fact, the Seller is not aware of any environmental defects which would affect the usage of said property.

B.                                     Said option to purchase is conditional upon a re-zoning of the real estate from A-1 to I-1, industrial, through the Jasper County BZA.  In the event said re-zoning is denied, the purchase of real estate herein is null and void.

Survey:  Buyer shall have the right at Buyer’s expense to obtain a plat of Survey.  Seller warrants that there are no encroachments and the subject property is not in violation of any federal, state or local zoning law, ordinance or regulation.

7.                                       GENERAL AGREEMENT OF THE PARTIES.

The covenants, terms and conditions of this contract shall extend to and be obligatory upon the heirs, executors, personal representatives, successors and assigns of the parties.  Any notices to be given hereunder shall be deemed sufficiently given when mailed to the person to be notified at his last known address, by certified mail, return receipt requested, or by personal delivery upon the party.

8.                                       APPLICABLE LAW.

The laws of the State of Indiana shall govern the validity, performance and enforcement of this contract.

IN WITNESS WHEREOF, the Seller and Buyer have executed this instrument on the 31 day of March, 2003.

WUETHRICH PORK N’ GRAIN, INC.		IROQUOIS BIO-ENERGY COMPANY, LLC

By:	/s/ Brad L. Wuethrich	By:	/s/ Michael Aylesworth
	Brad L. Wuethrich, President		Michael Aylesworth, President

By:	/s/ David E. Wuethrich	By:	/s/ Keith Gibson
	David E. Wuethrich, Vice President		Keith Gibson, Vice President

By:	/s/ Mark D. Wuethrich
Mark D. Wuethrich, Secretary

STATE OF INDIANA	)
) SS:
COUNTY OF JASPER	)

Before me, a Notary Public, in and for said County and State, personally appeared BRAD L. WUETHRICH, President of Wuethrich Pork ‘N Grain, Inc., and acknowledged the execution of the foregoing Option to Purchase Real Estate.

WITNESS my hand and Notarial Seal this 31 day of March, 2003.

/s/ Sandra J. Lessentine
County of Residence: Jasper	Notary Public
Commission Expires: 10/21/2006	Sandra J. Lessentine
Printed Name

STATE OF INDIANA	)
) SS:
COUNTY OF JASPER	)

Before me, a Notary Public, in and for said County and State, personally appeared DAVID E. WUETHRICH, Vice President of Wuethrich Pork ‘N Grain, Inc., and acknowledged the execution of the foregoing Option to Purchase Real Estate.

WITNESS my hand and Notarial Seal this 31 day of March, 2003.

/s/ Sandra J. Lessentine
County of Residence: Jasper	Notary Public
Commission Expires: 10/21/2006	Sandra J. Lessentine
Printed Name

STATE OF INDIANA	)
) SS:
COUNTY OF JASPER	)

Before me, a Notary Public, in and for said County and State, personally appeared MARK D. WUETHRICH, Secretary of Wuethrich Pork ‘N Grain, Inc., and acknowledged the execution of the foregoing Option to Purchase Real Estate.

WITNESS my hand and Notarial Seal this 31 day of March, 2003.

/s/ Sandra J. Lessentine
County of Residence: Jasper	Notary Public
Commission Expires: 10/21/2006	Sandra J. Lessentine
Printed Name

STATE OF INDIANA	)
) SS:
COUNTY OF JASPER	)

Before me, a Notary Public, in and for said County and State, personally appeared MICHAEL AYLESWORTH, President of Iroquois Bio-Energy Company, LLC, and acknowledged the execution of the foregoing Option to Purchase Real Estate.

WITNESS my hand and Notarial Seal this 31st day of March, 2003.

/s/ Janet A. Wakeland
County of Residence: Jasper	Notary Public
Commission Expires: May 3, 2008	Janet A. Wakeland
Printed Name

STATE OF INDIANA	)
) SS:
COUNTY OF JASPER	)

Before me, a Notary Public, in and for said County and State, personally appeared KEITH GIBSON, Vice President of Iroquois Bio-Energy Company, LLC, and acknowledged the execution of the foregoing Option to Purchase Real Estate.

WITNESS my hand and Notarial Seal this 31 day of March, 2003.

/s/ Sandra J. Lessentine
County of Residence: Jasper	Notary Public
Commission Expires: 10/21/2006	Sandra J. Lessentine
Printed Name